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                    EMPLOYMENT AGREEMENT

     This Agreement is made as of the 26th day of August, 1994, by and between VICORP Restaurants, Inc., a Colorado corporation (the "Company"), and J. Michael Jenkins, a resident of Dallas, Texas (the "Executive").

     WHEREAS, simultaneously herewith, Executive has agreed to become a member of the Board of Directors, Co-Chief Executive Officer and President of the Company, and he and the Company have made it a condition thereto that the Executive enter into this Employment Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are specifically acknowledged, the parties hereto hereby agree as follows:

     Section 1. Employment. Company hereby employs the Executive, and the Executive hereby accepts employment from the Company.

     Section 2.  The Executive's Duties.

     (a) The Executive hereby agrees to serve Company faithfully and honestly and to use his best efforts and ability on behalf of Company in the position of Co-Chief Executive Officer, President and as member of the Board of Directors of the Company, to discharge the duties of said offices and to perform such duties and services of an executive, administrative and managerial nature as shall be specified and designated from time to time by the Board of Directors of the Company in connection with the business and activities of the Company.

     (b) The Executive agrees to devote his entire time, energy and skill during regular business hours to such employment.

     (c) The Executive agrees to observe and comply with all lawful written rules, regulations, policies and practices adopted by Company as they now exist and as they may be duly and properly adopted or modified from time to time.

     Section 3.  Compensation and Benefits.

     (a) In consideration for all services rendered by the Executive to Company, including services as an officer, director, member of any committee or in the performance of other like duties assigned to him by the Board of Directors of the Company, Company hereby agrees to pay compensation to the Executive as follows:

          (i) Immediately upon the execution of this Agreement, Company agrees to pay the Executive a signing bonus of $1,000,000 in cash.

          (ii) Executive's base salary beginning on the date this Employment Agreement is signed and continuing for three (3) years thereafter shall be $350,000 per year payable in equal bi-weekly installments in arrears. Executive's base salary beginning on the date three (3) years from the execution of this Agreement and continuing until the date five (5) years from execution of this Agreement shall be $450,000 per annum.

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          (iii) The Company's fiscal year ends the last Sunday of October of each year. Within sixty (60) days after the end of each fiscal year of the Company beginning with the fiscal year beginning on October 31, 1994, Company shall pay to Executive an incentive bonus of twenty percent (20%) of EBIT (as hereinafter defined) over $25,000,000 for the fiscal years of the Company beginning in 1994, 1995 and 1996, and twenty percent (20%) of EBIT over $32,000,000 for the fiscal years beginning in 1997 and 1998. The payment of the incentive bonus for any one fiscal year shall not exceed $1,500,000; however, if the bonus formula calculation for any fiscal year would result in a payment in excess of $1,500,000, the amount in excess of $1,500,000 shall be carried forward and paid for subsequent fiscal years in which the bonus to be paid for that fiscal year is less than $1,500,000. In addition, the maximum cumulative incentive bonus that can be paid on behalf of the Executive's services during the period beginning October 31, 1994 and ending the end of the Company's fiscal year on approximately October 31, 1999 shall not exceed a maximum of $4,000,000. Notwithstanding the foregoing, the incentive bonus for the fiscal year beginning approximately November 1, 1998 will be calculated and a bonus up to $1,500,000 paid plus any amounts carried forward from prior years even if such total amount paid on behalf of such fiscal year is more than $1,500,000. However, the cumulative total amount to be paid as an incentive bonus shall not exceed $4,000,000. For purposes of this Agreement, the term "EBIT" shall mean net earnings before deduction for interest and taxes of the Company and its subsidiaries for the fiscal year, all as determined in accordance with generally accepted accounting principles and in addition, EBIT shall be calculated without reduction for the amount of any compensation paid to the Executive other than base salary.

          (iv) Simultaneously with the execution of this Agreement, the Executive is executing a stock option agreement under which he will be granted an option to purchase a total of 300,000 shares of the Company's common stock all in accordance with the terms of the Stock Option Agreement attached hereto as Exhibit "A" and incorporated herein for all purposes.

          (v) Executive shall be entitled to fly first class when he is traveling on Company business and shall be entitled to such other fringe benefits as are paid to other senior executives of the Company. The Executive shall not be entitled to receive a car allowance from the Company.

          (vi) The Company shall provide and maintain group medical, dental, life and disability insurance benefits to the Executive as are provided to other senior executives.

          (vii) The Executive shall receive from Company a paid vacation each year in accordance with the present policy and practice of Company regarding vacations for senior executives.

     (b) In the event that the Executive is directed to perform services on behalf of any entity or organization other than the Company, the Executive shall receive compensation in amounts and on terms that are no less favorable to the Executive than those set forth above.

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     Section 4.  Expenses.  The Company shall reimburse the Executive for reasonable and necessary expenses incurred (i) in the ordinary course of conducting Company's business and in accordance with policies established by the Company, (ii) in relocating the Executive from Dallas, Texas, to Denver, Colorado, including the payment of real estate commissions paid on the sale of the Executive's house in Texas and covering the moving costs to transport Executive's household goods to Denver, and (iii) in providing up to 90 days of temporary living expenses during the time of transition of Executive's family to Denver, Colorado. In addition to the actual cost of Executive in relocating from Dallas, Texas, to Denver, Colorado, the Company shall gross up the amounts of the payment to the Executive so that the net amount received by the Executive after payment of all federal, state, and local taxes that he is obligated to pay as a result of the receipt of the moving expense reimbursement is equal to the amount of his moving expenses but in no event shall the total amount paid by the Company for moving expenses exceed $35,000. Executive shall submit expense reports accompanied by receipts and other appropriate substantiation for all items of business expenses in excess of $25.00 for which reimbursement is sought.


     Section 5.  Duration and Termination.

     (a) The Executive's employment shall be for a period commencing on the date hereof and ending on the date five (5) years later, unless terminated at an earlier date pursuant to this Section 5 (the "Employment Period").

     (b) If during the Employment Period the Executive shall be unable to perform his duties hereunder on account of illness, disability, or other incapacity, he shall be entitled to compensation in accordance with Section 5 providing that such illness, disability, or other incapacity lasts for less than six (6) months. In the event such illness, disability, or other incapacity lasts for a period of more than six (6) months, Executive shall be entitled to compensation in accordance with the sick leave plan of the Company, if any, and shall be covered by the Company's disability income policy, if any.

     (c) In the event of the Executive's death during his employment hereunder, his compensation shall cease as of the last day of the full calendar month following the month in which such event occurs, or the last day of the Employment Period, whichever is earlier. The salary for the period following the Executive's death shall be paid to his legal heirs or the representative of his estate. In addition, the Executive shall be entitled to be paid a prorated incentive bonus based upon the number of days in the Company's fiscal year that had lapsed prior to his death divided by three hundred sixty-five and multiplied by the incentive bonus he would have otherwise received and shall be paid any excess amount of incentive bonus which was being carried forward to be paid in subsequent years provided that the total incentive bonus to be paid as a result of the death of the Executive together with prior incentive bonus payments shall not exceed a total amount of $4,000,000. The prorated incentive bonus for the fiscal year of the Executive's death shall be paid within sixty (60) days after the end of such fiscal year. The amount of any incentive bonus carried over from previous years shall be paid to the Executive's legal heirs or the representative of his estate within sixty (60) days after his death.

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     (d)  In the event the Executive voluntarily terminates his employment without Just Grounds for any reason, his right to all compensation shall cease as of the date of termination of his employment. "Just Grounds" shall mean
(a) resignation by the Executive due to (i) a material breach of this Agreement by the Company, or (ii) the Executive's duties, authority or responsibilities as Co-Chief Executive Officer, President and a member of the Board of Directors having been materially diminished.

     (e) In the event (i) the Board of Directors determines that this Agreement and the Executive's employment shall be terminated without Just Cause (as hereinafter defined) or (ii) Executive terminates his employment with Just Grounds, the Executive shall receive the greater of (i) two times his then current annual salary; (ii) $2,000,000 less the amount of any incentive bonus previously paid to the Executive; or (iii) any amount accrued but unpaid from bonuses in prior years under Section 3(a) (iii) hereof but in no event to exceed $4,000,000.

     (f) In the event the Board of Directors determines that this Agreement and the Executive's services hereunder should be terminated for Just Cause, the Executive's right to all compensation and benefit shall cease as of the date of termination of his employment. In such event, the Executive shall be entitled only to such rights as shall have vested prior to such termination or violation, and he shall not be entitled to any future cash or non-cash compensation, benefits or termination pay. For purposes of this Agreement, termination for "Just Cause" shall mean (a) a termination due to (i) a material breach of this Agreement by the Executive, (ii) willful or gross neglect of duties for which employed or (iii) willful misconduct in the performance of such duties, all of such facts to be determined in good faith by the Board of Directors of the Company after Executive has been given written notice of his purported material breach of this Agreement, willful misconduct or gross negligence and has failed to cure his breach of this Agreement or alter his inappropriate conduct within thirty (30) days after Executive's receiving such written notice, or (b) a termination due to Executive's committing any felony for which he is convicted and which, as determined in good faith by the Board of Directors of the Company, constitutes a crime involving moral turpitude and results in material harm to the Company.

     (g) Notwithstanding anything above, if the Executive's employment is terminated by the Company within 180 days after a "change in control" (as hereinafter defined) of the Company has occurred, Executive shall receive the greater of two times his then current annual salary or $4,000,000 less the amount of any incentive bonus previously paid to the Executive. Change in control for purposes of this Agreement shall be deemed to have occurred if:

          (i)   any "person" (as such term is used in Sections 13(d) and 14(d)
(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of securities of the Company representing greater than or equal to fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

          (ii) during any period of twelve (12) months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

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          (iii) a person (as defined in clause (i) above) acquires (or, during the twelve (12) month period ending on the date of the most recent acquisition by such person or group of persons, has acquired) gross assets of the Company that have an aggregate fair market value greater than or equal to over fifty percent (50%) of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions.

     Section 6.  Governing Law and Arbitration.

     (a) Any controversy or claim arising out of or relating to this Agreement or its interpretation, construction or any breach thereof, or any relationship between the parties hereto, whether such claim is grounded in common law or statutory law, shall be settled exclusively by arbitration in the State of Colorado, in accordance with the then-applicable rules of the American Arbitration Association, and judgment upon the award rendered may be entered in any court of competent jurisdiction.

     (b) The failure or refusal of either party to submit to arbitration in accordance with this provision shall be deemed a breach of this Agreement. If either party seeks and secures judicial intervention requiring enforcement of this arbitration provision, such party shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys' fees, that it was thereby required to incur.

     Section 7. Entire Agreement. This Agreement supersedes and cancels any and all prior agreements between the parties hereto, express or implied, relating to the subject matter hereof. This Agreement sets forth the entire agreement between the parties hereto and it may not be changed, altered, modified or amended except in a writing signed by both parties.

     Section 8. Non-Waiver. The failure or refusal of either party to insist upon the strict performance of any provision of this Agreement or to exercise any right in any one or more instances or circumstances shall not be construed as a waiver or relinquishment of such provision or right, nor shall such failure or refusal be deemed a custom or practice contrary to such provision or right.

     Section 9. Non-Assignment. The Executive shall have no right to assign any of the rights, nor to delegate any of the duties, created by this Agreement, and any assignment or attempted assignment of the Executive's rights, and any delegation or attempted delegation of the Executive's duties, shall be null and void. In all other respects, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal representatives, successors, assigns, officers and directors.

     Section 10. Severability. If any paragraph, term or provision of this Agreement shall be held or determined to be unenforceable, the balance of this Agreement shall nevertheless continue in full force and effect unaffected by such-holding or determination. In addition, in any such event, the parties agree that it is their intention and agreement that any such paragraph, term or provision which is held or determined to be unenforceable as written, shall nonetheless be enforced and binding to the fullest extent permitted by law as though such paragraph, term or provision had been written in such a manner and to such an extent as to be enforceable under the circumstances.

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     Section 11.  Notice.  All notices hereunder shall be in writing.  Notices may be delivered personally, or by mail, postage prepaid, to the address set forth on the signature page hereof. Either party may designate a new address for purposes of this Agreement by notice to the other party.

                         VICORP Restaurants, Inc.,
                         a Colorado corporation


                         By:  /s/  Charles R. Frederickson
                              -----------------------------
                         Name:  Charles R. Frederickson
                         Its:      Chairman




                               /s/   J. Michael Jenkins
                               -------------------------
                                 J. Michael Jenkins